     As filed with the Securities and Exchange Commission on July 16, 1997.

                                                    Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             94-3136539
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)              Identification No.)

             3174 Porter Drive
           Palo Alto, California                        94304
           (Address of Principal                     (Zip Code)
            Executive Offices)

         INCYTE PHARMACEUTICALS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

             ROY A. WHITFIELD
         Chief Executive Officer                       Copy to:
       Incyte Pharmaceuticals, Inc.               STANTON D. WONG, ESQ.
             3174 Porter Drive                    SALLY BRAMMELL, ESQ.
        Palo Alto, California 94304           Pillsbury Madison & Sutro LLP
              (415) 855-0555                          P.O. Box 7880
       (Name, address and telephone              San Francisco, CA 94120
       number, including area code,                  (415) 983-1000
           of agent for service)

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
         Title of         Amount     Proposed Maximum        Proposed           Amount of
       Securities To       To Be      Offering Price     Maximum Aggregate    Registration
       Be Registered    Registered     per Share(1)      Offering Price(1)        Fee(1)
--------------------------------------------------------------------------------------------
     Common Stock,    200,000 shares     $63.0625          $12,612,500         $3,822.00
    .001 par value
--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on July 9, 1997.

                                -----------------


       The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1    PLAN INFORMATION.*

ITEM 2    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3    INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1996;

      (2) Registrant's Quarterly Report on Form 10-Q (File No. 0-27488) for the quarter ended March 31, 1997; and

      (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed January 5, 1996 (File No. 0-27488).

      In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5    INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation, as amended, and Article V of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware

General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8    EXHIBITS.

          See Index to Exhibits.

ITEM 9    UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 1997.

                                   INCYTE PHARMACEUTICALS, INC.

                                   By         ROY A. WHITFIELD
                                      -------------------------------
                                              Roy A. Whitfield
                                           Chief Executive Officer
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield, Randal W. Scott and Denise M. Gilbert, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

            Name                           Title                                Date
            ----                           -----                                ----

      ROY A. WHITFIELD          Chief Executive Officer (Principal           July 15, 1997
----------------------------    Executive Officer) and Director
      Roy A. Whitfield


            Name                           Title                                Date
            ----                           -----                                ----


                                Executive Vice President, and Chief
      DENISE M. GILBERT         Financial Officer (Principal                 July 15, 1997
----------------------------    Financial Officer)
      Denise M. Gilbert



       JANET L. NIBEL           Director of Finance and                      July 15, 1997
----------------------------    Administration (Principal Account-
       Janet L. Nibel           ing Officer)


    JEFFREY J. COLLINSON        Chairman of the Board                        July 15, 1997
----------------------------
    Jeffrey J. Collinson


       BARRY M. BLOOM           Director                                     July 15, 1997
----------------------------
       Barry M. Bloom


     FREDERICK B. CRAVES        Director                                     July 15, 1997
----------------------------
     Frederick B. Craves

         JON S. SAXE            Director                                     July 15, 1997
----------------------------
         Jon S. Saxe


       RANDAL W. SCOTT          Director                                     July 15, 1997
----------------------------
       Randal W. Scott

                              INDEX TO EXHIBITS

Exhibit                                                      Sequentially
Number         Exhibit                                       Numbered Page
-------        -------                                       -------------

   5.1         Opinion of Pillsbury Madison & Sutro
               LLP regarding legality of securities
               to be offered.

  10.1         1997 Employee Stock Purchase Plan

  23.1         Consent of Ernst & Young LLP,
               Independent Auditors.

  23.2         Consent of Pillsbury Madison &
               Sutro LLP (included in Exhibit 5.1).

  24.1         Power of Attorney (see page 5).